Exhibit 10.12

Deutsche Bank AG, New York Branch
60 Wall Street
MS NYC 60-2606
New York, NY 10005
Attention: Commercial Paper

December 19, 2006

St. Andrew Funding Trust
18400 St. Andrew, Suite 1000
Irvine, CA 92616 Attn:	Kevin Cloyd (business contact)

General Counsel (legal contact)

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
New York, NY 10005-2606
Attention: Jessica Richmond

Dear Sirs:

Reference is made to the (i) Mortgage Loan Purchase and Servicing Agreement, dated as of December 19, 2006 (the “Purchase Agreement”), among New Century Mortgage Corporation, as seller and servicer, St. Andrew Funding Trust, as purchaser, and New Century Financial Corporation, as performance guarantor, and (ii) Security Agreement, dated as of December 19, 2006 (the “Security Agreement”), between the Purchaser and Deutsche Bank Trust Company Americas, as Collateral Agent, each as may be amended, modified or supplemented. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Security Agreement.

Pursuant to Section 11.2 of the Purchase Agreement, if a Termination Event described in (d), (h), or (k) through (r) of Section 11.2 of the Purchase Agreement occurs, or a Termination Event described in (e)(ii) of Section 11.2 of the Purchase Agreement occurs and any Swap Counterparty gives the written notice to the Purchaser described therein, or a Security Agreement Event of Default described in clauses (f), (m), or (o) through (s) of Section 7.01 of the Security Agreement occurs, or an Indenture Event of Default described in clauses (f), (m), or (o) through (s) of Section 9.1 of the Indenture occurs, the Servicer shall use its best efforts to sell all non-Delinquent Loans and non-Defaulted Loans within sixty (60) days of the date on which such Termination Event, Security Agreement Event of Default or Indenture Event of Default occurred. In the event that all non-Delinquent Loans and non-Defaulted Loans have not been so sold by such sixtieth (60th) day, the Collateral Agent shall hold an auction (a “Termination Event Auction”) of the remaining non-Delinquent Loans and non-Defaulted Loans for settlement not later than the seventy-fifth (75th) day following the date on which such Termination Event, Security Agreement Event of Default, or Indenture Event of Default occurred (the “Final Settlement Date”). Additionally, pursuant to Section 4.1 of the Purchase Agreement, in the event the principal of any Notes becomes due and payable (a “Repayment Event”), whether pursuant to the terms thereof or by the occurrence of a Security Agreement Event of Default or Indenture Event of Default or optional repurchase, maturity or otherwise, the Servicer is required to arrange for the sale of the non-Delinquent Loans and non-Defaulted Loans at such times and in such manner so that the proceeds of the sale, together with amounts received by the Purchaser in connection with each Interest Rate Swap, are available to pay amounts due and owing on such Notes on the dates the Notes are required to be repaid (each, a “Repayment Date”). Finally, pursuant to Section 2.8 of the Purchase Agreement, if a Junior Loan Exposure Trigger Event occurs, the Servicer shall use commercially reasonable efforts to sell all Junior Loans within sixty (60) days of the date on which such Junior Loan Exposure Trigger Event occurred. In the event that all Junior Loans have not been so sold, on such sixtieth (60th) day the Collateral Agent shall hold an auction (a “Junior Loan Exposure Trigger Event Auction”) of the remaining Junior Loans for settlement not later than the seventy-fifth (75th) day following the date on which such Junior Loan Exposure Trigger Event occurred (the “Junior Loan Exposure Final Settlement Date”).

In connection with any such Termination Event Auction, Repayment Event, or Junior Loan Exposure Trigger Event Auction, Deutsche Bank AG, New York Branch (the “Bank”), the Servicer, the Collateral Agent and the Purchaser agree as follows:

(a) With respect to the Termination Event Auction:

(i) the Bank shall participate in a Termination Event Auction and agrees to make a binding bid (the “Bid”) for all non-Delinquent Loans and non-Defaulted Loans. The amount of the Bid shall be determined in the sole discretion of the Bank and such Bid shall remain in effect until the Final Settlement Date; and

(ii) if the Collateral Agent accepts the Bid, the Collateral Agent shall notify the Bank and the Purchaser of such acceptance and the principal balance of all non-Delinquent Loans and non-Defaulted Loans to be purchased by the Bank (which amount may be all or a portion of the principal balance of all non-Delinquent Loans and non-Defaulted Loans) in writing not later than two (2) Business Days prior to the Final Settlement Date. Any such purchase of all non-Delinquent Loans and non-Defaulted Loans by the Bank shall be settled on or prior to the Final Settlement Date.

(b) With respect to any Repayment Event, if requested by the Collateral Agent:

(i) the Bank agrees to make a Bid for the principal balance of all non-Delinquent Loans and non-Defaulted Loans specified by the Collateral Agent. The amount of the Bid shall be determined in the sole discretion of the Bank and such Bid shall remain in effect until such Repayment Date; and

(ii) if the Collateral Agent accepts the Bid, the Collateral Agent shall notify the Bank and the Purchaser of such acceptance and the principal balance of all non-Delinquent Loans and non-Defaulted Loans to be purchased by the Bank (which amount may be all or a portion of the principal balance of all non-Delinquent Loans and non-Defaulted Loans) in writing on or prior to such Repayment Date. Any such purchase of the non-Delinquent Loans and non-Defaulted Loans by the Bank shall be settled on or prior to such Repayment Date.

(c) With respect to the Junior Loan Exposure Trigger Event Auction:

(i) the Bank shall participate in a Junior Loan Exposure Trigger Event Auction and agrees to make a binding bid (the “Bid”) for all Junior Loans which, as of the auction date, are non-Defaulted or non-Delinquent Loans. The amount of the Bid shall be determined in the sole discretion of the Bank and such Bid shall remain in effect until the Junior Loan Exposure Final Settlement Date, subject only to changes in a relevant index rate (which rate shall be indicated in the Bid) until accepted; and

(ii) if the Issuer accepts the Bid, the Issuer shall notify the Bank and the Collateral Agent of such acceptance and the principal balance of Junior Loans to be purchased by the Bank (which amount may be all or a portion of the principal balance of the Junior Loans) in writing not later than two (2) Business Days prior to the Junior Loan Exposure Final Settlement Date. Any such purchase of Junior Loans by the Bank shall be settled on or prior to the Junior Loan Exposure Final Settlement Date;

(d) If the Bank’s rating assigned by any Rating Agency is either downgraded or withdrawn from the required level of a “P-1” rating from Moody’s, the Bank shall give notice of such downgrade or withdrawal to the Purchaser within three days of notice thereof. The Bank shall use its best efforts to assist the Purchaser in finding a replacement rated bidder to assume the Bank’s obligations under this agreement.

This agreement shall remain in full force and effect until all the Notes have been paid in full. This agreement and the Bank’s rights and obligations hereunder may not be assigned or otherwise transferred by the Bank, whether by operation of law or otherwise, unless (i) the Purchaser, each Swap Counterparty, the Servicer and the Collateral Agent consent in writing to such assignment, (ii) the assignee has expressly assumed the obligations of the Bank hereunder by written instrument in form and substance satisfactory to the Purchaser, each Swap Counterparty, the Servicer and the Collateral Agent and (iii) Rating Agency Confirmation with respect to such assignment has been received by the Purchaser.

In consideration of the above agreement the Purchaser shall pay the Bank such fee as shall be separately agreed between the Purchaser and the Bank.

This agreement shall be governed by the internal laws of the State of New York and may be executed in counterparts.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ Susan Valenti

Name: Susan Valenti
Title: Director

By: /s/ Robert Lopena

Name: Robert Lopena
Title: Authorized Signatory

Accepted And Agreed as of the date written above:

St. Andrew Funding Trust

By: Christiana Bank & Trust Company,

as Owner Trustee

By: /s/ James M. Young

Name: James M. Young
Title: Vice President

New Century Mortgage Corporation,

as Servicer By:	/s/ Warren Licata

Name: Warren Licata
Title: Senior Vice President

Deutsche Bank Trust Company Americas,

as Collateral Agent

By: /s/ Eileen M. Hughes

Name: Eileen M. Hughes Title: Vice President

By: /s/ James P. Bowden

Name: James P. Bowden Title: Associate